EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 5, 2002 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders of Pharmacia Corporation which is incorporated by reference in Pharmacia Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.




/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

Florham Park, New Jersey
June 28, 2002

















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